Exhibit 99.2

BIO-key International Announces Closing of $3.75 Million Public Offering

Holmdel, NJ – October 31, 2023 - BIO-key® International, Inc. (NASDAQ: BKYI), an innovative provider of workforce and customer Identity and Access Management (IAM) featuring passwordless, phoneless and token-less Identity-Bound Biometric (IBB) authentication solutions, today announced the closing of its previously announced public offering of 21,430,000 units, with each unit consisting of one share of common stock (or a pre-funded warrant in lieu thereof) and one warrant to purchase one share of common stock. Each unit was sold at a public offering price of $0.175. The warrants will be immediately exercisable at a price of $0.175 per share and will expire five years from the date of issuance. The shares of common stock (or pre-funded warrants in lieu thereof) and accompanying warrants could only be purchased together in the offering but were issued separately and were immediately separable upon issuance.

Gross proceeds, before deducting placement agent fees and estimated offering expenses, were approximately $3.75 million.

Maxim Group LLC acted as sole placement agent in connection with this offering.

The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333-275003), which was declared effective by the Securities and Exchange Commission (the "SEC") on October 30, 2023. A final prospectus relating to the offering was filed with the SEC on October 31, 2023 and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering may be obtained from 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BIO-key International, Inc.

BIO-key is revolutionizing authentication and cybersecurity with biometric-centric, multi-factor identity and access management (IAM) software managing millions of users. Its cloud-based PortalGuard IAM solution provides cost-effective, easy-to-deploy, convenient, and secure access to devices, information, applications, and high-value transactions. With industry-leading Identity-Bound Biometric (IBB) capabilities, BIO-key's patented software and hardware solutions enable large-scale Identity-as-a-Service (IDaaS) solutions and customized on-premises solutions. BIO-key EMEA (formerly Swivel Secure Europe, S.A.) is an IAM solutions provider based in Madrid, Spain, that serves the European, Middle East, and African markets.

Forward Looking Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital to satisfy debt repayment obligations and working capital needs; our ability to continue as a going concern; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; our ability to integrate the operations and personnel of Swivel Secure into our business; fluctuations in foreign currency exchange rates; delays in the development of products and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key:

Facebook – Corporate: https://www.facebook.com/BIOkeyInternational/

LinkedIn – Corporate: https://www.linkedin.com/company/bio-key-international

Twitter – Corporate: @BIOkeyIntl

Twitter – Investors: @BIO_keyIR

StockTwits: BIO_keyIR

Investor Contacts:

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com

212-924-9800